EXHIBIT 10.33

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

SECOND AMENDMENT (this “Amendment”), dated as of February 28, 2010, to the Employment Agreement dated as of October 6, 2008 (the “Employment Agreement”), by and among LIN TV Corp., a Delaware corporation (“Parent”), and LIN Television Corporation, a Delaware corporation with its headquarters in Providence, Rhode Island, and a wholly-owned subsidiary of the Parent (the “Company” and, together with Parent, the “LIN Companies”), and Richard J. Schmaeling (the “Executive”).

W I T N E S S E T H:

WHEREAS, the Executive and the LIN Companies are parties to the Employment Agreement; and

WHEREAS, the Employment Agreement was amended on October 29, 2009; and

WHEREAS, the parties desire to further amend the Employment Agreement upon the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, the undersigned hereby agree as follows:

1.           Defined Terms.  Terms defined in the Employment Agreement and used herein shall have the meanings given to them in the Employment Agreement.

2.           Amendment to Section 5.  Section 5 shall be deleted in its entirety and replaced with the following:

“a.           During the Service Period, Executive shall be paid by the Company an annual base salary of Three Hundred Thirty Five Thousand Dollars ($335,000) (“Base Salary”), payable in accordance with the Company’s normal payroll practices.  The Base Salary shall be reviewed by the Compensation Committee of the Board of Parent (“Compensation Committee”) no less often than once each calendar year and may be increased, but not decreased, based upon such a review.

b.           Solely with respect to the portion of the Service Period commencing on January 1, 2010, Executive shall be eligible to receive, in addition to the Base Salary described above, an annual bonus payment (a “Performance Bonus”) in an amount up to One Hundred Fifty Seven Thousand Five Hundred Dollars ($157,500) for such year (a “Performance Bonus Amount”) to be determined by December 31, 2010, and thereafter, the last day of each calendar year during the Service Period, or as soon thereafter as practicable, but in no event later than March 15 of the subsequent calendar year, as follows:

(i)           Solely with respect to calendar year 2010, Executive shall be eligible to receive a bonus payment calculated as set forth in this paragraph (i) using a baseline bonus amount equal to sixty percent (60%) of the Performance Bonus Amount (the “2010 Results Bonus Base Amount”).  The amount of the bonus awarded to Executive, if any, under this paragraph (i) shall be an amount calculated as a percentage of the 2010 Results Bonus Base Amount (the “2010 Results Bonus Percentage”).  The 2010 Results Bonus Percentage shall be the percentage set forth on Schedule 5(b)(2010) hereto that corresponds to the respective percentage by which Parent has achieved the approved budgeted EBITDA established by the Board of Parent for 2010.

(ii)           Solely with respect to calendar year 2010, Executive shall be eligible to receive a bonus payment in an amount up to forty percent (40%) of the Performance Bonus Amount, which bonus payment, if any, shall be determined in the sole discretion of the President and CEO of the LIN Companies and the Compensation Committee, based upon such factors as each may determine to be relevant, which may include the performance of the LIN Companies and Executive, general business conditions, and the relative achievement by Executive or the LIN Companies of any goals established by the President and CEO, the Board of Parent or the Compensation Committee.”

3.           No Other Amendments; Confirmation.  Except as expressly amended hereby, the provisions of the Employment Agreement, as amended, are and shall remain in full force and effect.

4.           Counterparts.   This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

EXECUTIVE:

                    /s/ Richard J. Schmaeling
Richard J. Schmaeling

LIN TV CORP.

                    By: /s/ Denise M. Parent
                        Name:  Denise M. Parent
                        Title:    Vice President General Counsel

LIN TELEVISION CORPORATION

                    By: /s/ Denise M. Parent
                        Name:  Denise M. Parent
                        Title:    Vice President General Counsel

Schedule 5(b)(2010)

Percent of EBITDA	Bonus
80.0%	Zero
82.0%	32.5%
84.0%	40.0%
86.0%	47.5%
88.0%	55.0%
90.0%	62.5%
92.0%	70.0%
94.0%	77.5%
96.0%	85.0%
98.0%	92.5%
100.0%	100.0%
101.0%	110.0%
102.0%	120.0%
103.0%	130.0%
104.0%	140.0%
105.0%	150.0%
106.0%	160.0%
107.0%	170.0%
108.0%	180.0%
109.0%	190.0%
110.0%	200.0%